UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 6, 2010

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 6, 2010, Deltek, Inc. (the “Company”) announced the completion of its previously announced tender offer (the “Offer”) for 100% of the stock of Maconomy A/S (“Maconomy”) (Nasdaq OMX: MACO). The Offer was for DKK 20.50 (approximately USD $3.39 as of June 3, 2010) for each outstanding Maconomy share. The Offer expired on July 1, 2010 at 8:00 p.m. (Danish time). Based on information from Nordea Bank Danmark A/S, the settlement agent for the Offer, the Company had received valid acceptances in respect of an aggregate of 17,240,158 Maconomy shares (the “Tendered Shares”). The Tendered Shares, which Deltek will acquire on July 9, 2010, together with 3,013,650 Maconomy shares that were previously acquired and are beneficially owned by the Company (the “Company Owned Shares”), represent approximately 93.6% of the total outstanding share capital and voting rights in Maconomy (excluding treasury shares). The Company is funding the consideration paid for the Maconomy shares from available cash.

Deltek intends to promptly initiate a mandatory redemption procedure with a view to acquiring the remaining Maconomy shares in accordance with the provisions set out in the Danish Companies Act and will, on that basis, apply for a delisting of the Maconomy shares. On July 6, 2010, the Company issued a press release announcing the completion of the Offer. The press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

The financial statements of Maconomy and the pro forma financial information of the Company required under Item 9.01 of this report will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited financial statements and unaudited interim financial statements of Maconomy required by this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The unaudited pro forma financial information required by this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)	Exhibits

99.1 Press Release of Deltek, Inc. dated July 6, 2010

Forward-Looking Statements

This announcement contains “forward-looking statements” with respect to certain of Deltek’s plans and its current goals and expectations relating to its future financial condition, performance and results and other similar matters. Forward-looking statements may be identified by words such as “believe”, “belief”, “expect”, “intend”, “may”, “plan”, “should”, “would” or other similar words. By their nature, forward-looking statements involve substantial risk and uncertainties because they relate to future events and circumstances which Deltek is not able to accurately predict or which are beyond the control of Deltek, including amongst other things, domestic and global economic business conditions, market-related risks such as fluctuations in interest rates and exchange rates, the policies and actions of regulatory authorities, the impact of competition, inflation, deflation, the timing impact and other uncertainties of future acquisitions or combinations within relevant industries, as well as the impact of tax and other legislation and other regulations in the jurisdictions in which Deltek or its respective affiliates operate. As a result, the actual future financial condition, performance and results of Deltek may differ materially from the plans, goals and expectations set forth in any forward-looking statements. Any forward-looking statement made by Deltek speaks only as of the date of the statement. Deltek undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, save in respect of any requirement under applicable laws, rules or regulations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2010	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description

99.1	Press Release of Deltek, Inc. dated July 6, 2010